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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 6, 1998, relating to the financial statements of MS Acquisition Corp., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."



PricewaterhouseCoopers LLP
Bloomfield Hills, MI


August 7, 1998                                    /s/ PricewaterhouseCoopers LLP
                                                  ______________________________
                                                  PricewaterhouseCoopers LLP